Exhibit 99
                                                                    ----------

                             Joint Filer Information

Joint Filers:                               Kent Madsen
                                            Robert Madsen

Address of Joint Filers:                    One South Main Street, Suite 1660
                                            Salt Lake City, UT 84133

Designated Filer:                           Atlas Management Partners, LLC

Issuer and Ticker Symbol:                   MACC Private Equities Inc.; MACC

Date of Event Requiring Statement:          September 30, 2003

Signatures:     /s/ KENT MADSEN                      Date:    October 1, 2003
                -----------------------------                 ---------------
                Kent Madsen


                /s/ KENT MADSEN                      Date:    October 1, 2003
                ------------------------------                ---------------
                Robert  Madsen,  by Kent Madsen,
                as Attorney-in-Fact  pursuant to
                a Power of Attorney dated August
                7,  2003,  a copy of which is on
                file  with  the  Commission  and
                incorporated   herein   by  this
                reference.













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